Exhibit 99.2

Confidential Investor Presentation June 2024

Confidential Disclaimer 2 This presentation, the information contained herein and the materials accompanying it (this “presentation”) has been prepared solely for informational purposes supplied by or on behalf of, and constitutes confidential information of, B&G Foods, Inc. and its direct and indirect subsidiaries (“B&G Foods”, the “Company”, “us” or “we”) and is provided to you (the “Recipient”) on the condition that you agree to hold it in strict confidence and not photocopy, disseminate, reproduce, disclose, divulge, forward or distribute it directly or indirectly in whole or in part, to any person or entity. This presentation is intended for the recipient hereof and is for informational purposes only. By accepting this presentation, each Recipient expressly agrees to treat this presentation and any information contained herein or accompanying it in a confidential manner. Each Recipient further agrees that the foregoing obligations shall apply to all other written or oral communications transmitted to the recipient by or on behalf of the Company, together with all memoranda, notes and other documents and analyses developed by the Recipient using any of the presentation, any information contained in or accompanying the presentation or all such communications (collectively, the “information”). The Recipient agrees that the information is for informational purposes only. The securities offered pursuant to the preliminary offering memorandum have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold within the United States, or to or for the account or benefit of U.S. persons, unless an exemption from the registration requirements of the Securities Act is available or they are otherwise sold pursuant to an effective registration statement filed with the Securities and Exchange Commission. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer or sale of such securities will only be made (i) to persons reasonably believed to be qualified institutional buyers (“QIBs”) and (ii) outside the United States in offshore transactions in accordance with Regulation S. Any purchaser of such securities in the United States, or to or for the account of U.S. persons, will be deemed to have made certain representations and acknowledgments, including, without limitation, that the purchaser is a QIB. The Company has prepared a preliminary offering memorandum for the proposed offering to which the information in this presentation relates. Before you invest, you should read the detailed information in that preliminary offering memorandum for more complete information about the Company and the offering. This presentation is intended for the recipient hereof and is for informational purposes only. By accepting this presentation, each recipient expressly agrees to treat this presentation and the information contained herein or accompanying it in a confidential manner and each recipient shall ensure that any person to whom it discloses any of this information complies with this paragraph. The preliminary offering memorandum modifies and supersedes in its entirety any information in this presentation or which has otherwise been previously provided. Barclays Capital Inc. and the several other initial purchasers with respect to the notes have not independently verified the information contained herein or any other information that has or will be provided to you. The information and opinions contained in this presentation (including forward-looking statements) are made as of this presentation unless otherwise stated herein. They are subject to change without notice and neither the Company nor any other person is under any obligation to update or keep current the information contained in this document and neither the Company nor any other person intends to update or otherwise revise such information or opinions (including any forward looking statements) to reflect the occurrence of future events or developments even if any of the assumptions, judgments and estimates on which the information contained herein is based proves to be incorrect, made in error or become outdated. No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein, and any reliance you place on them will be at your sole risk. The Company, its affiliates and advisors do not accept any liability whatsoever for any loss howsoever arising, directly or indirectly, from the use of this document or its contents, or otherwise arising in connection with this document. For more information, please refer to the information discussed in the preliminary offering memorandum under the captions entitled “Cautionary note regarding forward-looking information” and “Risk Factors.” This presentation does not constitute or form part of, and should not be construed as, an offer to sell or issue or the solicitation of an offer to buy or acquire securities of the Company, nor shall there be any sale of securities in any state or other jurisdiction to any person or entity to which it is unlawful to make such offer, solicitation or sale in such state or jurisdiction.

Confidential Forward-Looking Statements 3 Various statements contained in this presentation, the offering memorandum and the documents incorporated by reference in the offering memorandum contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and, as applicable, Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). The words “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following: our substantial leverage; the effects of rising costs for and/or decreases in the supply of commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; our ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for our products and local economic and market conditions; our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of our company and our supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, such as the COVID-19 pandemic, may have on our business, including among other things, our supply chain, our manufacturing operations, our workforce and customer and consumer demand for our products; our ability to recruit and retain senior management and a highly skilled and diverse workforce at our corporate offices, manufacturing facilities and other work locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of our business; our possible inability to identify new acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; our ability to successfully complete the integration of recent or future acquisitions into our enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, the Inflation Reduction Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and any future tax reform or legislation; our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on our international procurement, sales and operations; future impairments of our goodwill and intangible assets; our ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; our ability to successfully implement our sustainability initiatives and achieve our sustainability goals, and changes to environmental laws and regulations; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; and our ability to complete the transactions described in the preliminary offering memorandum; and other factors discussed under “Risk Factors” or elsewhere in the preliminary offering memorandum and the documents incorporated therein by reference. You are cautioned not to place undue reliance on any forward-looking statements. All forward-looking statements included in this presentation or the offering memorandum or documents filed with the SEC and incorporated by reference into the offering memorandum are based on information available to us on the date of this offering memorandum or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Confidential Non-GAAP Measures and Unaudited Financial Information 4 This presentation includes “non-GAAP (Generally Accepted Accounting Principles) financial measures.” “Base business net sales” (which we define as net sales without the impact of acquisitions until the acquisitions are included in both comparable periods and without the impact of discontinued or divested brands), “EBITDA” (which we define as net income before net interest expense, income taxes, depreciation and amortization), “adjusted EBITDA” (which we define as EBITDA, further adjusted for cash and non cash acquisition / divestiture related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step up, and gains and losses on the sale of certain assets), impairment of goodwill, impairment of assets held for sale, impairment of intangible assets, and non-recurring expenses, gains and losses), “adjusted EBITDA before share based compensation” (which we define as adjusted EBITDA before share based compensation expense), “adjusted EBITDA less capex” (which we define as adjusted EBITDA less capital expenditures), and “covenant adjusted EBITDA” (which we define as adjusted EBITDA before share-based compensation expense, adjusted for the pro forma impact of acquisitions and divestitures and COVID-19 expenses) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Reconciliations of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures are provided in p. 23 and p. 24. In addition, we have included in this presentation unaudited financial information for the twelve months ended March 30, 2024, which has been calculated by adding the financial information for the thirteen weeks ended March 30, 2024 to the financial information for the fiscal year ended December 30, 2023 and subtracting the financial information for the thirteen weeks ended April 1, 2023. The unaudited financial information for the twelve months ended March 30, 2024 has been prepared solely for the purpose of this presentation, is for illustrative purposes only and is not necessarily indicative of our results of operations for any future period or our financial condition at any future date.

5 Confidential Today’s Presenters 5 Bruce Wacha, Exec. Vice President of Finance and CFO Casey Keller, President and CEO

6 Confidential Transaction Overview

7 Confidential Summary Overview Company Overview ► B&G Foods manufactures, sells and distributes a diverse portfolio of branded, high quality, shelf stable and frozen food and household products across the United States, Canada and Puerto Rico ► B&G Foods has organized itself into four business units to better manage its portfolio of more than fifty brands: Spices & Flavor Solutions, Meals, Specialty and Frozen & Vegetables ► For the LTM period ended March 30, 2024, B&G Foods generated net sales of $2.0bn and Adjusted EBITDA of $310.7mm (which is up ~$0.3mm, or 0.1% compared to the prior year period) ► As of the end of Q1 2024, Total Net Leverage 6.3x, based on LTM Q1 2024 Covenant Adjusted EBITDA of $317.0mm (1) Transaction Overview ► B&G Foods proposes to issue $100mm of additional 8.000% Senior Secured Notes due 2028 Together with the proceeds from $600mm Term Loan B that is currently in market for the proposed amend & extend and upsize transaction, the Company intends to refinance the existing Term Loan B and repay Revolving Credit Facility borrowings ► In conjunction with this transaction, the Company plans to extend the Revolving Credit Facility due 2025 by three years to 2028 and reduce the size of the Revolving Credit Facility to $625mm ► As adjusted for this transaction, Secured Net Leverage will be 3.8x and Total Net Leverage will be 6.4x (1) ► The Company expects to redeem the remaining $265.4mm of 5.25% Senior Notes due 2025 on or before year end 2024 Timing ► We expect price and allocate the additional 8.000% Senior Secured Notes due 2028 on Thursday, June 27 7 Note: Adj. EBITDA and Covenant Adj. EBITDA are non-GAAP financial measures. Please refer to p. 4 and the non-GAAP reconciliation schedule on p. 23 for further detail. 1. All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and pro forma for acquisitions and divestitures.

Confidential

As Adjusted Capitalization

Sources & Uses

Sources	Amount
Proceeds from Term Loan B Offering	$600
Additional 8.000% Senior Secured Notes due 2028	100
Total Sources	**$700**

Uses of Funds	Amount
Repay Revolving Credit Facility Borrowings [1]	$160
Repay Term Loan B due 2026 [1]	529
Cash to the Balance Sheet	1
Est. Fees, Expenses & OID [2]	10
Total Uses	**$700**

As Adjusted Capitalization

	Q1 2024A	Adj.	As Adjusted
Cash & Cash Equivalents	$42	*1*	$43
Revolving Credit Facility	$160 [1]	*(160)*	--
Existing Term Loan B due 2026	529 [1]	*(529)*	--
Term Loan B due 2029	--	*600*	$600
8.000% Senior Secured Notes due 2028	550 [1]	--	550 [1]
Additional 8.000% Senior Secured Notes due 2028	--	*100*	100
Total First Lien Debt	**$1,239**		**$1,250**
5.25% Senior Notes due 2025 [3]	$265	--	$265
5.25% Senior Notes due 2027	550	--	550
Total Debt	**$2,054**		**$2,065**
Operating Metrics			
Covenant Adj. EBITDA [4]	$317	--	$317
Credit & Coverage Statistics			
First Lien Debt / Covenant Adj. EBITDA	3.9x		3.9x
Net First Lien Debt / Covenant Adj. EBITDA	3.8x		3.8x
Total Debt / Covenant Adj. EBITDA	6.5x		6.5x
Net Debt / Covenant Adj. EBITDA	6.3x		6.4x

Note: Dollars in millions. Some numbers may not foot due to rounding.

1. *As of June 25, 2024, outstanding balance on Revolving Credit Facility was $205mm, Term Loan B due 2026 was $507mm, and Secured Notes due 2028 was $549mm.*
2. *Actual transaction fees and expenses could be greater or less than the amount anticipated.*
3. *The Company expects to redeem the remaining $265.4mm of 5.25% Senior Notes due 2025 on or before year end 2024.*
4. *All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and pro forma for acquisitions and divestitures. Adjusted EBITDA and Covenant Adj. EBITDA are non-GAAP financial measures. Please refer to p. 4 and p. 23 for further detail.*

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B&G Foods, Inc.

9 Confidential Summary Terms – Senior Secured Notes 9 Issuer: B&G Foods, Inc. (the “Issuer”) Description: $100mm Add-on to 8.000% Senior Secured Notes due 2028 Maturity: Same as Existing; September 15, 2028 Use of Proceeds: Repay a portion of the existing Revolving Credit Facility borrowings Security: Same as Existing; including, without limitation, substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries (other than real property and certain intangible assets) Guarantees: Same as Existing; all present and future material, domestic subsidiaries Ranking: Same as Existing Optional Prepayments: Same as Existing; Before September 15, 2025, callable at 100% plus T+50 make whole; 104.0% after September 15, 2025; 102.0% after September 15, 2026; Par after September 15, 2027 Equity Clawback: Same as Existing; during the non-call period, can redeem up to 40% of the principal with certain equity proceeds at 108.0% Change of Control: Same as Existing; 101% change of control put Negative Covenants: Same as Existing: Usual and customary for transactions of this type Registration Rights: None; 144A / Reg S

10 Confidential Timeline 10 U.S. Bank Holiday Key Transaction Date Timing Event Wednesday, June 26 • Launch Notes offering, Investor Call (11:00 AM EST) Thursday, June 27 • Price and allocate Notes Friday, July 12 • Closing T+10 June 2024 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 30 24 25 26 27 28 29 July 2024 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31

11 Confidential Organizational Chart 11 Key: Borrower Guarantors Non-Guarantors • $625mm Revolving Credit Facility due 2028 • $600mm Term Loan B due 2029 • $550mm 8.000% Senior Secured Notes due 2028 • $100mm Additional 8.000% Senior Secured Notes • $265mm Senior Notes due 2025 • $550mm Senior Notes due 2027 B&G Foods North America, Inc. Operating Company Domestic Subsidiaries International Subsidiaries B&G Foods, Inc. Holding Company As of March 30, 2024, as adjusted to give effect to the proposed offering, the proposed concurrent credit agreement refinancing and use of proceeds therefrom

12 Confidential Company Highlights

13 Confidential • Acquire and operate established food brands and maintain relevancy with today’s consumer • Proven cash flow driven M&A at accretive multiples • Target moderate top line growth across portfolio • Strong focus on cash flow generation and working capital efficiency • Maintain high quality products, strong customer service and sales support • Enduring commitment to reduce leverage Key Investment Highlights 13

14 Confidential We Have Assembled a Portfolio of More than 50 Brands 14 1996 1997 1998 1999 2000 2003 2004 2006 2007 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Recent Divestitures March Acquisition November Acquisition February Acquisition January IPO October Acquisition August License June Acquisition February Acquisition July Acquisition June Acquisition December Acquisition May Acquisition July Acquisition October Acquisition November License February Acquisition April Acquisition May Acquisition October License August Transfer to NYSE May Acquisition November Acquisition July November December Acquisition December November 2023 U.S. Shelf Stable 1. Emeril’s® is a registered trademark of Marquee Brands used under license. The Emeril’s license agreement expired at the end of fiscal 2023 and B&G Foods is exiting the Emeril’s brand. B&G Foods is continuing to co-manufacture certain Emeril’s products for the new licensee on an interim basis. 2. Crock-Pot® is a registered trademark of Sunbeam Products, Inc. used under license. 3. Skinnygirl™ is a trademark of SG Marks, LLC used under license. 4. Weber® is a registered trademark of Weber-Stephen Products LLC used under license. 5. B&G Foods discontinued the SnackWell’s brand in fiscal 2022. (1) (2) (3) (4) Divestiture January 2023 (5)

15 Confidential A Portfolio of Large, Established & Defensible Niche Brands 15 2023 ANNUAL NET SALES BY BRAND $400+ Million $100-$399 Million $50-$99 Million <$50 Million (1) 1. Includes net sales from the Green Giant U.S. shelf-stable product line, which we divested in November 2023.

16 Confidential We Have Four Business Units 16 Meals 25% Specialty 33% Frozen & Vegetables 22% Spices & Flavor Solutions 20% Q1-2024 Net Sales by Business Unit

17 Confidential We Have Four Business Units 17 ▪ We began transitioning to four Business Units in August 2022 – Frozen & Vegetables, Meals, Specialty and Spices & Flavor Solutions ▪ These Business Units clarify the portfolio focus and future platforms for acquisitions, and push accountability down to improve management and decision-making ▪ Our Business Unit leadership teams are empowered to manage the P&L, leading to better and faster decision making, and driving accountability throughout the organization. Business Unit leadership are driving improved margins, better managing supply and demand, and building stronger growth plans ▪ Each of the Business Units has different characteristics and mandates, and we plan to allocate capital to achieve key objectives. We plan to invest in the Spices & Flavor Solutions, Meals and Frozen & Vegetables businesses with the goal of driving profitable growth, while we will manage the Specialty business with the goal of driving free cash generation ▪ Our Business Unit structure will also clarify M&A decisions and accountability ▪ The transition to four Business Units is complete and we began reporting Business Unit financials in Q1 2024

18 Confidential Financial Update

19 Confidential Q1’2024 vs. Q1’2023 Performance 19 • Base Business Net Sales declined 4.4% Q1’2024 vs. Q1’2023 ‒ Primarily driven by a decrease in net pricing, including increased promotional trade spend and list price decreases in Crisco products to reflect decreases in underlying commodity input costs, as well as a decline in net sales to our foodservice customers • Adjusted EBITDA margins were essentially flat at 15.8% of net sales ‒ The decrease in Adjusted EBITDA was largely driven by the decrease in Net Sales and the divestiture of the Green Giant US Shelf Stable business $78 $67 95.3% 89.8% Q1'2023 Q1'2024 $497 $475 Q1'2023 Q1'2024 $82 $75 16.1% 15.8% Q1'2023 Q1'2024 Adj. EBITDA less Capex Adj. EBITDA (1) (1) ($ in millions) ($ in millions) ($ in millions) % Margin Adj. EBITDA less CapEx / Adj. EBITDA Base Business Net Sales (1) Note: Margin represents percentage of net sales. 1. Base Business Net Sales, Adj. EBITDA and Adj. EBITDA less Capex are non-GAAP financial measures. Please refer to p. 4 and to the non-GAAP reconciliation schedules on p. 23 and 24 ($ in millions) $114 $109 22.3% 22.9% Q1'2023 Q1'2024 % Margin Gross Profit

20 Confidential Demonstrated Commitment to Debt Reduction 20 • Following the sale of Back to Nature in January 2023, B&G Foods used nearly all of the net proceeds to repay $50.0mm of Term Loan B • Following the sale of the Green Giant U.S. Shelf Stable product line in November 2023, B&G Foods has used the net proceeds to repay approximately $43.3mm Term Loan B and repurchase approximately $0.7mm 8.00% Senior Secured Notes due 2028 Asset Sale Proceeds • B&G Foods has made more than $160mm of prepayments to its Term Loan B in FY2023 and YTD 2024 with funds from asset sales and cash from operations Term Loan B Prepayment • During FY2023, B&G Foods repurchased $79.2mm aggregate principal amount of 5.25% Senior Notes due 2025 • During FY2023, B&G Foods redeemed $555.4mm aggregate principal amount of 5.25% Senior Notes due 2025 • The Company expects to redeem the remaining $265.4mm of 5.25% Senior Notes due 2025 on or before year end 2024 Repurchases & Redemptions of 2025 Notes • During fiscal year 2022, B&G Foods generated $65.2mm of net proceeds from its At-The-Market (ATM) Equity Offering Program, which were deployed in part to repay revolving credit facility loans • During fiscal year 2023, B&G Foods generated $73.8mm of net proceeds from the ATM Equity Offering Program, which were deployed in part to repurchase 5.25% Senior Notes due 2025 • Approximately 3.7mm shares of common stock remain authorized and available for sale under the ATM, the proceeds of which are intended for general corporate purposes, which may include further debt reduction Equity Issuances Throughout FY2023 and Q1’2024, B&G Foods has reduced Net Debt by nearly $350mm

21 Confidential Capitalization & Statistics 21 Note: Adj. EBITDA, Adj. EBITDA before SBC and Covenant Adj. EBITDA are non-GAAP financial measures. Please refer to p. 4 and the non-GAAP reconciliation schedule on p. 23 for further detail. 1. All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and pro forma for acquisitions and divestitures. ($ in millions) FY2022 FY2023 Q1 FY2024 Revolving Credit Facility $ 282.5 $ 170.0 $ 160.0 Term Loan B due 2026 671.6 528.6 528.6 Secured Notes due 2028 -- 550.0 550.0 5.25% Senior Notes due 2025 900.0 265.4 265.4 5.25% Senior Notes due 2027 550.0 550.0 550.0 Total Debt $ 2,404.1 $ 2,064.0 $ 2,054.0 Cash and Cash Equivalents (45.4) (41.1) (42.5) Net Debt $ 2,358.7 $ 2,022.9 $ 2,011.6 Net Debt / Covenant Adjusted EBITDA (1) 7.6 x 6.3 x 6.3 x Adj. EBITDA $ 301.0 $ 318.0 $ 310.7 Adj. EBITDA before Shared-Based Compensation ("SBC") 304.9 325.2 318.7 Covenant Adjusted EBITDA 309.6 320.2 317.0

22 Confidential Historical Financial Performance 22 Note: Margin represents percentage of net sales. Q1’2024 represents the thirteen weeks ended March 30, 2024; Q1’2023 represents the thirteen weeks ended April 1, 2023. 1. Adj. EBITDA, and Adj. EBITDA less Capex are non-GAAP financial measures. Please refer to p. 4 and the non-GAAP reconciliation schedule on p. 23 and 24 for further detail. ($ in millions) Fiscal Year Ended December LTM 2021 2022 2023 Q1'2023 Q1'2024 Q1'2024 Net Sales $2,056 $2,163 $2,062 $512 $475 $2,026 % Growth 23.8% 5.2% (4.7%) (3.9%) (7.1%) -- Gross Profit $437 $410 $456 $114 $109 $450 % Margin 21.3% 18.9% 22.1% 22.3% 22.9% 22.2% Adj. EBITDA (1) $358 $301 $318 $82 $75 $311 % Margin 17.4% 13.9% 15.4% 16.1% 15.8% 15.3% Depreciation and Amortization $83 $81 $70 $18 $17 $69 % of Net Sales 4.0% 3.7% 3.4% 3.5% 3.6% 3.4% Net Cash Provided by Operating Activities $94 $6 $248 $70 $35 $213 Capex $44 $22 $26 $4 $8 $29 % of Net Sales 2.1% 1.0% 1.2% 0.8% 1.6% 1.5% Adj. EBITDA less Capex (1) $314 $279 $292 $78 $67 $281

Non-GAAP Reconciliations – Net Income to EBITDA, Adjusted EBITDA, and Covenant Adjusted EBITDA

Confidential

($ in millions)	Fiscal Year Ended December			Q1'2023	Q1'2024	LTM
	2021	2022	2023			Q1'2024
Net Income	$67	($11)	($66)	$3	($40)	($110)
Income Tax Expense (Benefit)	26	(8)	(1)	20	(12)	(33)
Interest Expense, Net	107	125	151	39	38	150
Depreciation and Amortization	83	81	70	18	17	69
EBITDA	**$283**	**$187**	**$154**	**$81**	**$3**	**$75**
Loss on Extinguishment of Debt	-	-	-	-	-	-
Acquisition / Divestiture-Related and Non-Recurring Expenses	33	13	6	1	2	6
Impairment of Intangible Assets	23	-	21	-	-	21
Impairment of Goodwill	-	-	-	-	71	71
Gain (Loss) on Sale of Assets, Net of Facility Closure Costs	-	(5)	138	-	-	138
Distribution Restructuring Expenses	-	-	-	-	-	-
Amortization of Acquisition-Related Inventory Step-Up	5	-	-	-	-	-
Accrual for Multi-Employer Pension Plan Withdrawal Liability	14	-	-	-	-	-
Impairment of Assets Held for Sale	-	106	-	-	0	0
Gain on Change in Fair Value of Contingent Consideration	-	-	-	-	-	-
Adj. EBITDA	**$358**	**$301**	**$318**	**$82**	**$75**	**$311**
Share-Based Compensation (SBC)	4	4	7	1	2	8
Adj. EBITDA before SBC	**$362**	**$305**	**$325**	**$83**	**$77**	**$319**
Impact of Acquisition / Divestitures [(1)]	-	4	(5)	-	3	(2)
Covid-19 Expenses	5	1	-	-	-	-
Covenant Adj. EBITDA	**$367**	**$310**	**$320**	**$83**	**$80**	**$317**
Adj. EBITDA	**$358**	**$301**	**$318**	**$82**	**$75**	**$311**
Capex	44	22	26	4	8	29
Adj. EBITDA less Capex	**$314**	**$279**	**$292**	**$78**	**$67**	**$281**

Note: Q1'2024 represents the thirteen weeks ended March 30, 2024; Q1'2023 represents the thirteen weeks ended April 1, 2023. Some numbers may not foot due to rounding.

1. *For fiscal 2022, impact of acquisitions/divestitures primarily reflects the estimated benefit that the Yuma acquisition would have had on our fiscal 2022 adjusted EBITDA had the acquisition been completed on the first day of fiscal 2022. We completed the Yuma acquisition on May 5, 2022. For fiscal 2023, impact of acquisitions/divestitures primarily reflects the estimated impact the Green Giant U.S. shelf-stable divestiture would have had on our fiscal 2023 adjusted EBITDA had the divestiture been completed on the first day of fiscal 2023. We completed the Green Giant U.S. shelf-stable divestiture on November 8, 2023. For the twelve months ended March 30, 2024, impact of acquisitions/divestitures primarily reflects the estimated impact the Green Giant U.S. shelf-stable divestiture would have had on our adjusted EBITDA for the twelve months ended March 30, 2024 had the divestiture been completed on the first day of such twelve month period. The estimates contained herein have been prepared solely for the purpose of determining the calculations under our senior secured credit agreement for use in this presentation, are for illustrative purposes only and are not necessarily indicative of our results of operations for any future period or our financial condition at any future date.*

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B&G Foods, Inc.

Non-GAAP Reconciliations – Net Sales to Base Business Net Sales

Confidential

($ in millions)	Q1'2023	Q1'2024
Net Sales	$512	$475
Net Sales from Discontinued or Divested Brands [(1)]	(14)	0
Base Business Net Sales	**$497**	**$475**

Note: Q1'2024 represents the thirteen weeks ended March 30, 2024; Q1'2023 represents the thirteen weeks ended April 1, 2023.

1. *From Q1'2024 + Q1'2023, reflects net sales of the Green Giant U.S. shelf-stable product line, which was sold on November 8, 2023, partially offset by a net credit paid to customers relating to the SnackWell's and Farmwise brands, which have been discontinued. For Q1'2024, reflects a net credit paid to customers relating to the discontinued brands.*

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B&G Foods, Inc.